As filed with the Securities and Exchange Commission on October 1, 2003.

                                                      Registration No. 333-27987

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             UNIONBANCAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                       94-1234979
-------------------------------                   ------------------------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                        Identification No.)

    400 California Street,
  San Francisco, California                                94104
-------------------------------                   ------------------------
   (Address of Principal                                (Zip Code)
     Executive Offices)


       AMENDED AND RESTATED UNIONBANCAL CORPORATION MANAGEMENT STOCK PLAN
       ------------------------------------------------------------------
                            (Full title of the plan)


       JOHN H. MCGUCKIN, JR., ESQ.                           Copy to:
Executive Vice President and General Counsel            Rodney R. Peck, Esq.
         UNIONBANCAL CORPORATION                       Pillsbury Winthrop LLP
          400 California Street                           50 Fremont Street
         San Francisco, CA 94104                 San Francisco, California 94105
             (415) 765-2969                               (415) 983-1000
     ------------------------------               ------------------------------
      (Name, address and telephone
       number, including area code,
         of agent for service)



                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------

     Title of          Amount      Proposed Maximum        Proposed          Amount of
   Securities To        To Be       Offering Price     Maximum Aggregate   Registration
   Be Registered     Registered        per Share        Offering Price          Fee
-----------------------------------------------------------------------------------------

       N/A(1)          N/A(1)            N/A(1)              N/A(1)            N/A(1)

-----------------------------------------------------------------------------------------

(1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-27987. Therefore, no further registration fee is required.

-----------------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-27987, the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by UnionBanCal Corporation, a Delaware corporation ("UnionBanCal"), which is the successor to UnionBanCal Corporation, a California corporation ("UB California"), following a statutory merger effective 4:15 p.m. (New York time), on September 30, 2003 (the "Merger") for the purpose of changing UB California's state of incorporation to Delaware. Prior to the Merger, UnionBanCal had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, UnionBanCal succeeded by operation of law to all of the assets and liabilities of UB California. The Merger was approved by the shareholders of UB California at the Annual Meeting of Shareholders held on April 23, 2003, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as modified by this Amendment, UnionBanCal, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.


           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The following  documents  originally  filed by UB California with the Securities
and  Exchange   Commission  are  hereby   incorporated   by  reference  in  this
Registration Statement:

     (a) UB California's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and all amendments thereto;

     (b) UB California's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003 and March 31, 2003;

     (c) UB California's Current Report on Form 8-K dated January 6, 2003, UnionBanCal's Current Report on Form 8-K dated October 1, 2003; and

     (d) The description of the common stock contained in the Registration Statement on Form 8-A, filed June 7, 1999 (filed by UB California), and the Restated Certificate of Incorporation which appeared as Annex B to the Proxy Statement filed on March 20, 2003 for the Annual Meeting of Shareholders of UB California held on April 23, 2003.

In addition, all documents subsequently filed by UnionBanCal pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment of this Registration Statement which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

UnionBanCal's Restated Certificate of Incorporation provides that a director of UnionBanCal shall not be personally liable to UnionBanCal or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to UnionBanCal or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. UnionBanCal's Restated Certificate of Incorporation also provides that if the General Corporation Law of the State of Delaware is amended to further eliminate or limit the liability of directors, then the liability of a director of UnionBanCal, in addition to the limitation on personal liability provided in UnionBanCal's Restated Certificate of Incorporation, will be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

UnionBanCal's Restated Certificate of Incorporation also provides that, to the fullest extent permitted by applicable law, UnionBanCal is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees or agents of UnionBanCal (and any other persons to which Delaware law permits the corporation to provide indemnification and advancement) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to UnionBanCal, its stockholders, and others and subject to the limits on indemnification and advancement provided in Part 359 of Title 12 of the Code of Federal Regulations, which is included in the regulations of the Federal Deposit Insurance Corporation, whereby a bank holding company or an insured depository institution may not provide for indemnification of its directors and officers in certain circumstances, including where the bank regulators assess a civil money penalty, or issue an order removing the director from office or an order to cease and desist from specified conduct.

UnionBanCal's Bylaws provide that UnionBanCal may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of UnionBanCal) by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Bylaws provide that UnionBanCal may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of UnionBanCal to procure a judgment in its favor by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees and expenses) actually or reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to UnionBanCal unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Bylaws provide that to the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

The Bylaws provide that UnionBanCal shall indemnify, to the fullest extent permitted by applicable law as such may be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a member of the Board of Directors of UnionBanCal, or is or was serving at the request of UnionBanCal as a member of the board of directors or any committee thereof of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that UnionBanCal is not authorized to provide indemnification of any director (1) for any breach of the director's duty of loyalty to UnionBanCal or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. The Bylaws provide that UnionBanCal shall advance expenses incurred or to be incurred in defending any such proceeding to any such director. The Bylaws contain procedures with respect to advancement of expenses and the right to indemnification of directors and provide that the rights to indemnification of, and the advancement of expenses to, directors are contract rights and provide that directors may bring suit against UnionBanCal, in certain cases, to recover unpaid claims for indemnification and advancement of expenses.

The Bylaws provide that UnionBanCal may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not UnionBanCal would have the power to indemnify him or her against such liability. However, the Bylaws provide that UnionBanCal may not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by
Part 359 of Title 12 of the Code of Federal Regulations.



Item 8.  Exhibits

EXHIBIT
-------
NUMBER                              EXHIBIT
------                              -------

 4.1*     Amended and Restated UnionBanCal Corporation Management Stock Plan.

 5.1      Opinion regarding legality of securities to be offered.

23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

23.2      Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1      Power of Attorney.

----------------------

* Attached as Exhibit 10.1 to UB California's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 333-03040), filed with the Securities and Exchange Commission on March 30, 1998 and incorporated by reference herein.

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 30, 2003.

                                   UNIONBANCAL CORPORATION

                                   By      /S/ DAVID I. MATSON
                                      ------------------------------------------
                                               David I. Matson
                                               Executive Vice President and
                                               Chief Financial Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2003.

/S/ NORIMICHI KANARI                          President, Chief Executive Officer
------------------------------------------               and Director
    Norimichi Kanari                            (Principal Executive Officer)

/S/ DAVID I. MATSON                           Executive Vice President and Chief
------------------------------------------             Financial Officer
    David I. Matson                             (Principal Financial Officer)

/S/ DAVID A. ANDERSON                       Senior Vice President and Controller
------------------------------------------     (Principal Accounting Officer)
    David A. Anderson


------------------------------------------                Director
David R. Andrews

       *
------------------------------------------                Director
L. Dale Crandall

       *
------------------------------------------                Director
Richard D. Farman

       *
------------------------------------------                Director
Stanley F. Farrar

       *
------------------------------------------                Director
Michael J. Gillfillan

       *
------------------------------------------                Director
Richard C. Hartnack

       *
------------------------------------------                Director
Kaoru Hayama


------------------------------------------                Director
Satoru Kishi

       *
------------------------------------------                Director
Monica C. Lozano

       *
------------------------------------------                Director
Mary S. Metz

       *
------------------------------------------                Director
Takahiro Moriguchi

       *
------------------------------------------                Director
J. Fernando Niebla

       *
------------------------------------------                Director
Charles R. Rinehart


------------------------------------------                Director
Carl W. Robertson

       *
------------------------------------------                Director
Takaharu Saegusa

       *
------------------------------------------                Director
Robert M. Walker



*By:      /S/ DAVID I. MATSON                             Attorney-in-fact
     -------------------------------------
              David I. Matson

                                INDEX TO EXHIBITS
                                -----------------

EXHIBIT
-------
NUMBER                              EXHIBIT
------                              -------

 4.1*     Amended and Restated UnionBanCal Corporation Management Stock Plan.

 5.1      Opinion regarding legality of securities to be offered.

23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

23.2      Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1      Power of Attorney.

----------------------

* Attached as Exhibit 10.1 to UB California's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 333-03040), filed with the Securities and Exchange Commission on March 30, 1998 and incorporated by reference herein.